SUB-ITEM 77D
                              MFS SERIES TRUST II

MFS Emerging Growth Fund, a series of MFS Series Trust II, added disclosure regarding Issuer Concentration, as described in the prospectus contained in Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on March 28, 2002. Such description is incorporated herein by reference.